POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned Maarten D. Hemsley, hereby constitute and appoint each of Karen A. Stempinski, Joseph P. Harper, Sr. and Roger M. Barzun signing singly, my true and lawful attorney-in-fact to do each of the following:

     1. To execute for me and on my behalf in my capacity as Director of Sterling Construction Company, Inc. a Delaware corporation (formerly known as Oakhurst Company, Inc.) (the "Company"), Forms 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder.

     2. To do and perform any and all acts for me and on my behalf that may be necessary or desirable to complete and execute any such Form 4 or 5 and to timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

     3. To take any other action of any type whatsoever in connection with the foregoing that in the opinion of such attorney-in-fact is required of me, or may be of benefit to me or in my best interests, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper in the exercise of any of the rights and powers granted herein as fully to all intents and purposes as I might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney.

I acknowledge that neither of the foregoing attorneys-in-fact in serving in such capacity at my request is assuming, and the Company is not assuming, any of my responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 4 and 5 with respect to my holdings of, and any transactions in, securities issued by the Company, unless earlier revoked by me in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of this 18th day of December, 2004.


                         Signature:   /s/ Maarten D. Hemsley
                         Name:          Maarten D. Hemsley